Exhibit 21.1

Paragon Offshore plc Subsidiaries

Name	Country	Nature of business
Arktik Drilling Limited, Inc.	Bahamas	JV company; rig owner
Bawden Drilling Inc.	Delaware	Dormant
Bawden Drilling International Ltd.	Bermuda	Dormant
Paragon Offshore Hungary Kft	Hungary	Service company
Paragon Drilling do Brasil Ltda.	Brazil	Dormant
Frontier Drilling Nigeria Limited	Nigeria	Contracting entity
Frontier Drilling Services Ltda.	Brazil	Operator
Frontier Offshore Exploration India Limited	India	JV company; dormant
Kulluk Arctic Services, Inc.	Delaware	Dormant
Paragon Drilling Nigeria Limited	Nigeria	Rig owner; contracting entity
Paragon (Middle East) Limited	Cayman Islands	Rig owner
Paragon (Seillean) KS	Norway	Operator, rig owner
Paragon Asset (M.E.) Ltd.	Cayman Islands	Rig owner
Paragon Asset (U.K.) Ltd.	Cayman Islands	Contracting entity
Paragon Asset Company Limited	Cayman Islands	Rig owner
Paragon Drilling Services 7 LLC	Delaware	Rig owner
Paragon Drilling de Ven, C.A.	Venezuela	Dormant
Paragon Duchess Ltd.	Cayman Islands	Holding company, rig owner
Paragon FDR Holdings Ltd.	Cayman Islands	Holding company
Paragon Holding NCS 2 S.à r.l.	Luxembourg	Holding company
Paragon Holding SCS 1 Ltd.	Cayman Islands	Holding company
Paragon Holding SCS 2 Ltd.	Cayman Islands	Holding company
Paragon International Finance Company	Cayman Islands	Financing company
Paragon Leonard Jones LLC	Delaware	Contracting entity
Paragon Offshore (Asia) Pte Ltd	Singapore	Administration, office services
Paragon Offshore (Canada) Ltd.	Canada	Platform service company
Paragon Offshore (GOM) Inc.	Delaware	Contracting entity
Paragon Offshore (Labuan) Pte. Ltd.	Malaysia	Operator; leasing company
Paragon Offshore (Land Support) Limited	Scotland	Logistic support for North Sea Operations
Paragon Offshore (Luxembourg) S.à r.l.	Luxembourg	Rig owner
Paragon Offshore (Nederland) B.V.	The Netherlands	Contracting entity; administration; operator - Brazil
Paragon Offshore (North Sea) Ltd.	Cayman Islands	Contracting entity
Paragon Offshore AS	Norway	Holding company, dormant
Paragon Offshore Brasil Investimentos Participasões Ltda.	Brazil	Holding company, rig guarantor
Paragon Offshore Contracting GmbH	Switzerland	Contracting entity
Paragon Offshore do Brasil Ltda.	Brazil	Personnel; administration; contracting entity
Paragon Offshore Drilling (Cyprus) Limited	Cyprus	Dormant
Paragon Offshore Drilling AS	Norway	Holding company
Paragon Offshore Drilling LLC	Delaware	Holding company; rig owner
Paragon Offshore Enterprises Ltd.	Cayman Islands	Payroll/personnel entity for North Sea Operations
Paragon Offshore Finance Company	Cayman Islands	Financing company
Paragon Offshore Holdings US Inc.	Delaware	Holding company

Exhibit 21.1

Name	Country	Nature of business
Paragon Offshore International Ltd.	Cayman Islands	Contracting; international personnel; rig owner
Paragon Offshore Leasing (Luxembourg) S.à r.l.	Luxembourg	Rig owner
Paragon Offshore Leasing (Switzerland) GmbH	Switzerland	Rig owner
Paragon Offshore Management Services, S. de R.L. de C.V.	Mexico	Management; administrative; payroll
Paragon Offshore Services LLC	United States	Management; administrative; payroll
Paragon Offshore Sterling Ltd.	Cayman Islands	Holding company
Paragon Offshore USA Inc.	Delaware	Contracting; operator; rig owner; payroll
Paragon Offshore Ven, C.A.	Venezuela	Dormant
Paragon Operating (M.E.) Ltd.	Cayman Islands	Contracting entity; operator
Paragon Seillean AS	Norway	Holding company
PGN Offshore Drilling (Malaysia) Sdn. Bhd.	Malaysia	Operator; services company
Prospector Finance II S.A.	Luxembourg	Financing company
Prospector Finance S.à.r.l.	Luxembourg	Financing company
Prospector New Building S.à.r.l.	Luxembourg	Marketing Service Company
Prospector Offshore Drilling (Singapore) PTE. LTD.	Singapore	Payroll/personnel entity for North Sea Operations
Prospector Offshore Drilling (UK) Ltd.	Scotland	Logistic support for North Sea Operations
Prospector Offshore Drilling Limited	Cyprus	Dormant
Prospector Offshore Drilling Rig Construction S.à.r.l.	Luxembourg	administrative on new rig constructions
Prospector Offshore Drilling S.à.r.l.	Luxembourg	Holding company
Prospector Rig 1 Contracting Company S.à.r.l.	Luxembourg	Contracting entity
Prospector Rig 1 Owning Company S.à.r.l.	Luxembourg	Rig owner
Prospector Finance Rig 1 S.à.r.l.	Luxembourg	Financing company
Prospector Rig 5 Contracting Company S.à.r.l.	Luxembourg	Contracting entity
Prospector Rig 5 Owning Company S.à.r.l.	Luxembourg	Rig owner
Prospector Rig 6 Owning Company S.à.r.l.	Luxembourg	Rig owner
Prospector Rig 7 Owning Company S.à.r.l.	Luxembourg	Rig owner
Prospector Rig 8 Owning Company S.à.r.l.	Luxembourg	Rig owner
Prospector Support Services, Inc.	Texas	Management; administrative; payroll
Resolute Insurance Group Ltd.	Bermuda	Dormant
Paragon International Investment Limited	Cayman Islands	Investment
Paragon Offshore (Gibraltar) Limited	Gibraltar	Holding company
Paragon Offshore Investment Limited	Cayman Islands	Holding company
Prospector Finance II S.A., Luxembourg (Baar Branch)	Switzerland	Branch office
Prospector Finance Rig 1 S.à r.l., Luxembourg (Baar Branch)	Switzerland	Branch office
Prospector Finance S.à r.l., Luxembourg (Baar Branch)	Switzerland	Branch office